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                                  EXHIBIT (5)

               Opinion of Atlas, Pearlman, Trop & Borkson, P.A.,
       relating to the issuance of shares of Common Stock pursuant to the
                     MigraTEC, Inc., 1999 Stock Option Plan
                                      and
                            Work for Hire Agreement







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                                                                     EXHIBIT (5)


March 12, 1999

MigraTEC, Inc.
12801 North Stemmons Freeway, Suite 710
Farmers Branch, Texas  75234

RE:  REGISTRATION STATEMENT ON FORM S-8; MIGRATEC, INC.,
     1999 STOCK OPTION PLAN AND WORK FOR HIRE AGREEMENT

Gentlemen:

This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission with respect to the registration by MigraTEC, Inc. (the "Company"), and the resale of an aggregate of 2,200,000 shares of Common Stock, no par value per share, of the Company (the "Shares"). Of the Shares, 2,000,000 may be sold pursuant to the above Registration Statement and the Company's 1999 Stock Option Plan (the "Plan"). The remaining 200,000 Shares are issuable to consultants of the Company upon the exercise of options granted to the consultants in consideration for services performed by the consultants to the Company pursuant to a Work For Hire Agreement dated October 5, 1998, between the Company and Jeff Clignett and Duane A. Barnes (the "Agreement").

In our capacity as counsel to the Company, we have examined the original, certified, conformed, photostat or other copies of the Company's Articles of Incorporation, By-Laws, the Plan, the Agreement and various other agreements and corporate minutes provided to us by the Company and such other documents and instruments as we deemed necessary. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon.

Based upon and in reliance of the foregoing, we are of the opinion that the Shares to be issued upon exercise of the options granted pursuant to the Plan and the options granted pursuant to the Agreement, when issued in accordance with the terms thereof, will be validly issued, fully paid and nonassessable.

We hereby consent to the use of this opinion in the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission.

Very truly yours,

ATLAS, PEARLMAN, TROP & BORKSON, P.A.

  /s/  ATLAS, PEARLMAN, TROP & BORKSON, P.A.
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